Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-145845

December 17, 2008

PAGE TITLE	iPath® EUR/USD Exchange Rate ETN
TAB	Overview
URL	http://ipath3.staging.ma.circleonline.net/ERO-overview.jsp

[Header Graphic] iPath® EUR/USD Exchange Rate ETN (ERO)

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

OVERVIEW	INDEX COMPONENTS

Prospectus

Info Sheet

Basics of Currencies

Press Release: IRS Ruling

IRS Ruling FAQs

•	Index Components

•	Indicative Value Information

Product Data (as of 12/15/2008)
Daily Indicative Value†	$52.84
Shares Outstanding	152,300
Market Capitalization*	$8,047,532

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of 12/15/2008)
Closing Price	$53.42	High	$54.91
Net Change	$1.49	Low	$52.96
% Change	2.87%	Volume	1,874
		20-Day Volume Average	843

Profile
Primary Exchange	NYSE ARCA	Yearly Fee	0.40%[1]
Ticker	ERO	Bloomberg Index Ticker	EURUSD WMCO
Intraday Indicative Value Ticker	ERO.IV	CUSIP	06739F184

Bloomberg ETN Keystroke	EURUSD WMCO Curncy <GO>	Inception Date	05/08/2007
Deposit Rate	EONIA-.25 bps[2]	Maturity Date	05/14/2037

*	With short sales, you risk paying more for a security than you receive from its sale.

Returns[3] (As of 11/30/2008)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
EUR/USD Index Factor	0.22%	-12.74%	-16.46%	-10.36%	-10.58%	6.03%	3.91%	N/A	-0.35%

iPath Indicative Value Return	0.20%	-12.89%	-16.71%	-10.75%	-10.99%	N/A	N/A	N/A	-0.78%

Market Price Returns[3] (As of 11/30/2008)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	0.08%	-12.89%	-17.18%	-10.52%	-10.87%	N/A	N/A	N/A	-1.00%

Source: BGI. Period ending 11/08.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Source: BGI, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

The EUR/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (As of 11/30/2008)
EUR/USD Index Factor	1.00
S&P 500® Index	0.40
Barclays Capital U.S. Aggregate Index	0.26
MSCI EAFE Index	0.58
S&P GSCI™ Total Return Index	0.47

Sources: MSCI, Inc., S&P, Barclays Capital, BGI. Based on monthly returns, calculated for time period of 11/03-11/08.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® EUR/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the European Overnight Index Average, as reported on Reuters page EONIA or any successor page on the immediately preceding business day (the “EONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of euros.

The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of euros.

[3]

Past performance does not guarantee future results. Index Factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index Factor performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

PAGE TITLE	iPath® EUR/USD Exchange Rate ETN
TAB	Index Components
URL	http://www.ipathetn.com/ERO-index-components.jsp

[Header Graphic] iPath® EUR/USD Exchange Rate ETN (ERO)

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

OVERVIEW	INDEX COMPONENTS

iPath® EUR/USD Exchange Rate ETN - Components

Index	Ticker	Trading Facility	Sector
EUR/USD Exchange Rate	EURUSD WMCO	Interbank Market	Currency

Deposit Rate	EONIA	N/A	Currency

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

PAGE TITLE	iPath® GBP/USD Exchange Rate ETN
TAB	Overview
URL	http://www.ipathetn.com/GBB-overview.jsp

[Header Graphic] iPath® GBP/USD Exchange Rate ETN (GBB)

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

OVERVIEW                        INDEX COMPONENTS

Prospectus

Info Sheet

Basics of Currencies

Press Release: IRS Ruling

IRS Ruling FAQs

•	Index Components

•	Indicative Value Information

Product Data (as of 12/15/2008)
Daily Indicative Value†	$41.02
Shares Outstanding	43,000
Market Capitalization*	$1,763,860

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of 12/15/2008)
Closing Price	$41.17	High	$41.24
Net Change	$0.72	Low	$41.06
% Change	1.78%	Volume	1,300
		20-Day Volume Average	451

Profile
Primary Exchange	NYSE ARCA	Yearly Fee	0.40%[1]
Ticker	GBB	Bloomberg Index Ticker	GBPUSD WMCO

Intraday Indicative Value Ticker	GBB.IV	CUSIP	06739F176
Bloomberg ETN Keystroke	GBPUSD WMCO Curncy <GO>	Inception Date	05/08/2007
Deposit Rate	SONIA-25 bps²	Maturity Date	05/14/2037

*	With short sales, you risk paying more for a security than you receive from its sale.

Returns3 (As of 11/30/2008)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
EUR/USD Index Factor	-5.19%	15.38%	-20.70%	-20.32%	-22.34%	0.74%	2.20%	3.82%	-11.25%

iPath Indicative Value Return	-5.27%	-15.57%	-20.98%	-20.74%	-22.78%	N/A	N/A	N/A	-11.69%

Market Price Returns3 (As of 11/30/2008)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	-5.08%	-15.07%	-21.06%	-19.55%	-22.31%	N/A	N/A	N/A	-11.52%

Source: BGI. Period ending 11/08.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Source: BGI, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The GBP/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (As of 11/30/2008)
GBP/USD Index Factor	1.00
S&P 500® Index	0.43
Barclays Capital U.S. Aggregate Index	0.12
MSCI EAFE Index	0.57
S&P GSCI™ Total Return Index	0.47

Sources: MSCI, Inc., S&P, Barclays Capital, BGI. Based on monthly returns, calculated for time period of 11/03-11/08.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® GBP/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA or any successor page on the immediately preceding business day (the “SONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of British pounds.

The deposit rate earned on the Principal amount of the Security is equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA, minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

PAGE TITLE	iPath® GBP/USD Exchange Rate ETN
TAB	Index Components
URL	http://www.ipathetn.com/GBB-index-components.jsp

[Header Graphic] iPath® GBP/USD Exchange Rate ETN (GBB)

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

OVERVIEW	INDEX COMPONENTS

iPath® EUR/USD Exchange Rate ETN - Components
Index	Ticker	Trading Facility	Sector

GBP/USD Exchange Rate	GBPUSD WMCO	Interbank Market	Currency

Deposit Rate	SONIA	N/A	Currency

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

PAGE TITLE	iPath® JPY/USD Exchange Rate ETN
TAB	Overview
URL	http://www.ipathetn.com/JYN-overview.jsp

[Header Graphic] iPath® JPY/USD Exchange Rate ETN (JYN)

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

OVERVIEW	INDEX COMPONENTS

Prospectus

Info Sheet

Basics of Currencies

Press Release: IRS Ruling

IRS Ruling FAQs

•	Index Components

•	Indicative Value Information

Product Data (as of 12/15/2008)
Daily Indicative Value†	$66.02
Shares Outstanding	196,641
Market Capitalization*	$12,982,239

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of 12/15/2008)

Closing Price	$65.86	High	$66.18
Net Change	$0.08	Low	$65.80
% Change	0.12%	Volume	6,733
		20-Day Volume Average	1,664

Profile

Primary Exchange	NYSE ARCA	Yearly Fee	0.40%[1]
Ticker	JYN	Bloomberg Index Ticker	USDJPY WMCO

Intraday Indicative Value Ticker	JYN.IV	CUSIP	06739G851
Bloomberg ETN Keystroke	USDJPY WMCO Curncy <GO>	Inception Date	05/08/2007
Deposit Rate	Mutan-25 bps²	Maturity Date	05/14/2037

*	With short sales, you risk paying more for a security than you receive from its sale.

Returns[3] (As of 11/30/2008)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
EUR/USD Index Factor	7.18%	9.91%	6.66%	13.77%	17.69%	5.87%	2.15%	1.61%	14.52%

iPath Indicative Value Return	7.18%	9.85%	6.48%	13.44%	17.29%	N/A	N/A	N/A	14.06%

Market Price Returns[3] (As of 11/30/2008)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	6.31%	8.48%	4.06%	11.58%	15.37%	N/A	N/A	N/A	12.76%

Source: BGI. Period ending 11/08.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Source: BGI, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The Japanese yen/U.S. dollar exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (As of 11/30/2008)
JPY/USD Index Factor	1.00

S&P 500® Index	-0.45

Barclays Capital U.S. Aggregate Index	0.24

MSCI EAFE Index	-0.32

S&P GSCI™ Total Return Index	-0.25

Sources: MSCI, Inc., S&P, Barclays Capital, BGI. Based on monthly returns, calculated for time period of 11/03-11/08.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® JPY/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Bank of Japan’s uncollateralized overnight call rate, as reported on Reuters page TONAT or any successor page on the immediately preceding business day (the “Mutan rate”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Japanese yen.

The deposit rate earned on the Principal amount of the Security is equal to the Bank of Japan’s uncollateralized overnight call rate minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

PAGE TITLE	iPath® JPY/USD Exchange Rate ETN
TAB	Index Components
URL	http://www.ipathetn.com/JYN-index-components.jsp

[Header Graphic] iPath® JPY/USD Exchange Rate ETN (JYN)

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

OVERVIEW	INDEX COMPONENTS

iPath® EUR/USD Exchange Rate ETN - Components

Index	Ticker	Trading Facility	Sector
JPY/USD Exchange Rate	USDJPY WMCO	Interbank Market	Currency

Deposit Rate	DYNECALM	N/A	Currency

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. (“BCI”) are affiliates of Barclays Bank PLC.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

© 2008 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE